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                                                                     Exhibit 5.1

                          Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                           New York, New York  10178



                                         June 1, 1999


Wit Capital Group, Inc.
826 Broadway
New York, New York 10003

Re:  Wit Capital Group, Inc. -- Registration Statement on Form S-1
     -------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Wit Capital Group, Inc., a Delaware corporation, in connection with the preparation of the Registration Statement on Form S-1, including the amendments thereto, that it filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the Company's offering of up to 8,740,000 shares (the "Shares") of its Common Stock, par value $.01 per share, including 1,140,000 shares which may be purchased by the underwriters upon exercise of their over-allotment option.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation, including the amendments thereto, filed with the Secretary of State of Delaware; (c) the proposed form of the Company's Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware prior to the issuance and sale of the Shares; (d) the Company's Bylaws; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, other records and documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion we express herein.
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Wit Capital Group, Inc.
June 1, 1999
Page 2



Based upon the foregoing, we are of the opinion that the Shares, upon their issuance and sale by the Company in the manner contemplated in the Registration Statement and for a consideration, approved by the Company's board of directors, that is no less than the par value thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the caption "Legal Opinions" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP